Exhibit (i)

575 Madison Avenue New York, NY 10022-2585 212.940.8800 tel 212.940.8776 fax www.kattenlaw.com

Kathleen H. Moriarty kathleen.moriarty@kattenlaw.com (212) 940-6304 direct (212) 894-5504 fax

November 21, 2013

The Board of Directors of the IndexIQ Active ETF Trust

800 Westchester Avenue, Suite N-611

Rye Brook, New York 10573

IndexIQ Active ETF Trust (Registration Nos. 333-183489 and 811-22739) with respect to

IQ Long/Short Alpha ETF, IQ Bear U.S. Large Cap ETF, IQ Bear U.S. Small Cap ETF, IQ Bear International ETF, IQ Bear Emerging Markets ETF, IQ Bull U.S. Large Cap ETF, IQ Bull U.S. Small Cap ETF, IQ Bull International ETF, IQ Bull Emerging Markets ETF (each a “Fund” and collectively the “Funds”)

Ladies and Gentlemen:

We have acted as counsel for IndexIQ Active ETF Trust, a Delaware statutory trust (the “Trust”), in connection with the Trust’s filing with the Securities and Exchange Commission (the “Commission”) on May 10, 2013, September 12, 2013 and November 21, 2013 of Pre-Effective Amendments Nos. 1, 2 and 3, respectively, to the Funds’ Registration Statement on Form N-1A (as amended, the “Registration Statement”), originally filed on August 22, 2012 under the Securities Act of 1933 (the “1933 Act”) (No. 333-183489) and under the Investment Company Act of 1940 (No. 811-22739), relating to the issuance and sale by the Trust of an unlimited number of authorized shares of each of its Funds (the “Shares”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including (a) the Registration Statement, (b) the Trust's Declaration of Trust, as amended to date, (c) the Trust's By-laws, as amended to date, (d) resolutions of the Board of Trustees of the Trust related to the Shares and the Funds; (e) the pertinent provisions of the constitution and laws of the State of Delaware; and (f) such other instruments, documents, statements and records of the Trust and others and other such statutes as we have deemed relevant and necessary to examine and rely upon for the purpose of this opinion.

In connection with this opinion, we have assumed the legal capacity of all natural persons, the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the authenticity of the documents submitted to us as originals and

AUSTIN    CENTURY CITY    CHARLOTTE    CHICAGO    HOUSTON    IRVING    LOS ANGELES
NEW YORK    ORANGE COUNTY    SAN FRANCISCO BAY AREA    SHANGHAI    WASHINGTON, DC

LONDON: KATTEN MUCHIN ROSENMAN UK LLP

A limited liability partnership including professional corporations

The Board of Directors of the IndexIQ Active ETF Trust

November 21, 2013

the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies.

Based upon the foregoing, we are of the opinion that the Shares proposed to be offered and sold pursuant to the Registration Statement, when it is made effective by the Commission or otherwise pursuant to the rules and regulations of the Commission, will have been validly authorized and, when sold in accordance with the terms of the Registration Statement and the requirements of applicable federal and state law and delivered by the Trust against receipt of the net asset value of the Shares, as described in the Registration Statement, will have been legally and validly issued and will be fully paid and non-assessable by the Trust.

This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention. This opinion is limited to the Delaware statutory trust laws governing matters such as the authorization and issuance of the Shares, the applicable provisions of the Delaware constitution and the reported judicial decisions interpreting such laws, and we do not express any opinion concerning any other laws.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to be filed with the Commission, and to the use of our name in the Registration Statement under the caption “Legal Counsel” in the prospectus that is a part thereof and under the caption “Legal Counsel” in the statement of additional information that is a part thereof and in any revised or amended versions thereof. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act, as amended, and the rules and regulations thereunder.

Respectfully submitted,

/s/ Katten Muchin Rosenman LLP

KATTEN MUCHIN ROSENMAN LLP

KM/mb